EXHIBIT 99.1

PAB Bankshares, Inc. Schedules Fourth Quarter and Full-Year 2007 Earnings Release and Conference Call; Discloses Preliminary Credit Quality Ratios for Fourth Quarter of 2007; Notes Further Hindrance On Earnings Through First Half of 2008

VALDOSTA, Ga., Jan. 11, 2008 (PRIME NEWSWIRE) -- On Friday, January 11, 2008, M. Burke Welsh Jr., President and Chief Executive Officer for PAB Bankshares, Inc. (Nasdaq:PABK), provided the following statement for the investment community.

Traditionally, we have waited until the end of January each year after our auditors have completed their scheduled fieldwork to disclose our financial results for the preceding fourth quarter and full-year. However, since other southeastern banks have already issued statements on their expectations for the fourth quarter of 2007 and we have had inquiries about the condition of our asset quality relative to those institutions, we decided that it would be prudent to disclose our preliminary expectations for the following credit quality ratios. We intend to make an announcement regarding our complete financial results for the fourth quarter and full-year 2007 after the markets close on Monday, January 28, 2008.

 * Nonperforming assets increased $8.9 million, to approximately 1.49%
   of total assets during the fourth quarter of 2007. A residential land loan with a balance of $6.1 million accounted for 69% of the increase in nonperforming assets during the quarter. A specific reserve of approximately $1.1 million has been allocated to this impaired loan.

 * Loan loss provision expense increased to $1.8 million in the fourth quarter compared to $400,000 in the third quarter of 2007.

 * Net charge-offs were approximately $391,000 in the fourth quarter of 2007, or 0.17% of average loans (annualized), compared to a five-year average net charge-off ratio of 0.10%.

 * At year end, the allowance for loan losses represented
   approximately 1.40% of total loans and 112.79% of nonperforming loans.

The persistent, sluggish conditions in residential real estate around Atlanta have impaired the ability of some of our builders and developers to satisfy their obligations with us. Although we would prefer to not have any nonperforming assets on our balance sheet, we have decided to selectively portfolio parcels of foreclosed assets rather than to force distressed sales in this market. Our strong capital position affords us the opportunity to hold these selected assets at discounted levels until market conditions improve. In some areas, this could be two to three years. We believe that a long-term investment in such a real estate portfolio at manageable levels is in the best interest of our shareholders.

Based on our current observations, we expect the level of our nonperforming assets to peak over the next two or three quarters. The increase in nonperforming assets combined with lower loan growth expectations should continue to create a drag on our earnings through the first half of 2008. However, our long-term outlook continues to be optimistic given the overriding positive demographic trends in our markets, and since we are not concentrated in one metropolitan market, our ability to recover may be faster than others.

Earnings Release and Conference Call Schedule

We intend to release our fourth quarter and full-year 2007 financial results after the stock markets close on Monday, January 28, 2008. We have scheduled a conference call and webcast to discuss our financial results at 9:00 AM Eastern on Tuesday, January 29, 2008. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=120209. A link to the webcast is posted on the "Investor Relations" section of our website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442. Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of our website or by dialing (toll free) 877-344-7529. The following replay passcodes will be required for playback access: 415070#.

About PABK

The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank currently operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings for the first half of 2008, asset quality levels, credit losses, loan growth, real estate market conditions, interest rates, and general economic conditions, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate," "believe," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006. The Company undertakes no obligation to revise these statements following the date of this press release.

CONTACT:  PAB Bankshares, Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President and
           Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com